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                                                                         Exhibit 20.1
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Chase Bank - Retail Card Services Group                                               Monthly Report
Certificateholders' Statement                                                         Chase Credit Card Master Trust
                                                                                      Series 1996-4

Section 5.2 - Supplement                                            Class A           Class B        Collateral      Total
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

(i)     Monthly Principal Distributed                                  0.00               0.00             0.00                0.00

(ii)    Monthly Interest Distributed                           6,560,847.22         567,409.95       762,763.81        7,891,020.98
        Deficiency Amounts                                             0.00               0.00                                 0.00
        Additional Interest                                            0.00               0.00                                 0.00
        Accrued and Unpaid Interest                                                                        0.00                0.00

(iii)   Collections of Principal Receivables                 144,762,064.62      12,063,436.45    15,510,290.14      172,335,791.22

(iv)    Collections of Finance Charge Receivables             21,587,459.13       1,796,944.65     2,312,952.33       25,699,356.11

(v)     Aggregate Amount of Principal Receivables                                                                 13,354,821,902.52

                                 Investor Interest         1,400,000,000.00     116,666,000.00   150,000,666.67    1,666,666,666.67
                                 Adjusted Interest         1,400,000,000.00     116,666,000.00   150,000,666.67    1,666,666,666.67

                                          Series
        Floating Investor Percentage               12.48%            84.00%              7.00%            9.00%             100.00%
        Fixed Investor Percentage                  12.48%            84.00%              7.00%            9.00%             100.00%

(vi)    Receivables Delinquent (As % of Total Receivables)
                     Current                                                                                                 95.19%
                     30 to 59 days                                                                                            1.66%
                     60 to 89 days                                                                                            1.03%
                     90 or more days                                                                                          2.12%
                                             Total Receivables                                                              100.00%

(vii)   Investor Default Amount                                8,974,210.57         747,846.61       961,526.83       10,683,584.01

(viii)  Investor Charge-Offs                                           0.00               0.00             0.00                0.00

(ix)    Reimbursed Investor Charge-Offs/Reductions                     0.00               0.00             0.00

(x)     Servicing Fee                                          1,166,666.67          97,221.67       125,000.56        1,388,888.89

(xi)    Portfolio Yield (Net of Defaulted Receivables)                                                                       10.81%

(xii)   Reallocated Monthly Principal                                                     0.00             0.00                0.00

(xiii)  Closing Investor Interest (Class A Adjusted)       1,400,000,000.00     116,666,000.00   150,000,666.67    1,666,666,666.67

(xiv)   LIBOR                                                                                                               5.6875%

(xv)    Principal Funding Account Balance                                                                                      0.00

(xvi)   Accumulation Shortfall                                                                                                 0.00

(xvii)  Principal Funding Investment Proceeds                                                                                  0.00

(xviii) Principal Investment Funding Shortfall
                                                                                                                      =============

(xix)   Available Funds                                       20,420,792.46       1,701,722.98     2,187,951.77       24,310,467.22

(xx)    Certificate Rate                                            5.8175%            6.0375%          6.3125%

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Chase Bank - Retail Card Services Group                                                                           Monthly Report
Certificateholders' Statement                                                         Chase Credit Card Master Trust
                                                                                      Series 1997-1

Section 5.2 - Supplement                                            Class A           Class B         Collateral      Total
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

(i)     Monthly Principal Distributed                                  0.00               0.00             0.00                0.00

(ii)    Monthly Interest Distributed                           5,352,211.81         461,455.86       629,036.30        6,442,703.97
        Deficiency Amounts                                             0.00               0.00                                 0.00
        Additional Interest                                            0.00               0.00                                 0.00
        Accrued and Unpaid Interest                                                                        0.00                0.00

(iii)   Collections of Principal Receivables                 118,911,695.94       9,909,273.53    12,740,573.31      141,561,542.78

(iv)    Collections of Finance Charge Receivables             17,732,555.71       1,477,707.84     1,899,921.82       21,110,185.37

(v)     Aggregate Amount of Principal Receivables                                                                 13,354,821,902.52

                                 Investor Interest         1,150,000,000.00      95,833,000.00   123,214,619.00    1,369,047,619.00
                                 Adjusted Interest         1,150,000,000.00      95,833,000.00   123,214,619.00    1,369,047,619.00

                                          Series
        Floating Investor                          10.25%            84.00%              7.00%            9.00%             100.00%
        Percentage
        Fixed Investor                             10.25%            84.00%              7.00%            9.00%             100.00%
        Percentage

(vi)    Receivables Delinquent (As % of Total Receivables)
                     Current                                                                                                 95.19%
                     30 to 59 days                                                                                            1.66%
                     60 to 89 days                                                                                            1.03%
                     90 or more days                                                                                          2.12%
                                                                                                                           --------
                                 Total Receivables                                                                          100.00%

(vii)   Investor Default Amount                                7,371,672.96         614,303.94       789,824.24        8,775,801.15

(viii)  Investor Charge-Offs                                           0.00               0.00             0.00                0.00

(ix)    Reimbursed Investor Charge-Offs/Reductions                     0.00               0.00             0.00

(x)     Servicing Fee                                            958,333.33          79,860.83       102,678.85        1,140,873.02

(xi)    Portfolio Yield (Net of Defaulted Receivables)                                                                       10.81%

(xii)   Reallocated Monthly Principal                                                     0.00             0.00                0.00

(xiii)  Closing Investor Interest (Class A Adjusted)       1,150,000,000.00      95,833,000.00   123,214,619.00    1,369,047,619.00

(xiv)   LIBOR                                                                                                               5.6875%

(xv)    Principal Funding Account Balance                                                                                      0.00

(xvi)   Accumulation Shortfall                                                                                                 0.00

(xvii)  Principal Funding Investment Proceeds                                                                                  0.00

(xviii) Principal Investment Funding Shortfall
                                                                                                                      =============

(xix)   Available Funds                                       16,774,222.38       1,397,847.00     1,797,242.97       19,969,312.36

(xx)    Certificate Rate                                            5.7775%            5.9775%          6.3375%

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